UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 4, 2008

PepperBall Technologies, Inc.
(Exact name of registrant as specified in charter)

Colorado	001-32566	20-1978398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6142 Nancy Ridge Drive, Suite 101 San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 638-0236

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On November 4, 2008, PepperBall Technologies, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) that the Nasdaq Hearings Panel (“Panel”) had heard the appeal presented by the Company regarding Nasdaq’s previous ruling (as reported in the Form 8-K filed on October 17, 2008) that the merger between the Company, then known as Security With Advanced Technology, Inc., and the former PepperBall Technologies, Inc., a privately-held Delaware corporation (“PepperBall”), constituted a business combination that resulted in a “Change of Control” pursuant to Nasdaq Marketplace Rule 4340(a) (the “Rule”). Based upon the information submitted and the hearing process, the Panel determined that a Change in Control under the Rule had in fact occurred and that the Company’s shares were to be delisted from Nasdaq and trading suspended with the open of business on November 6, 2008. Subsequent to this delisting the Company’s common shares will trade on the “Pink Sheets” until its common stock becomes eligible for quotation on the OTC Bulletin Board following the approval by the Financial Industry Regulatory Authority of an application by one or more market makers to continue quoting the Company’s common stock.

Forward- Looking Statements

        Statements in this Current Report on Form 8-K regarding the trading of the Company’s common stock on the “Pink Sheets” and the approval of the quotation of the Company’s common stock on the OTC Bulletin Board are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Company as of the date hereof, which may change, and the Company assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual events could differ materially from the Company’s current expectations. Factors that may cause the Company’s current expectations to change include but are not limited to: risks that the Company’s common stock will not continue trading on the ““Pink Sheets” or be approved for quotation on the OTC Bulletin Board.

PepperBall Technologies, Inc.
(Registrant)

Date: November 7, 2008	By:	/s/ Jeffrey G. McGonegal
Jeffrey G. McGonegal Chief Financial Officer